                                                               Exhibit 10.42


                        SEPARATION AND RELEASE AGREEMENT

     This SEPARATION AND RELEASE AGREEMENT ("Agreement"), executed as of 28th day of March, 2003, is entered into by and between EDGAR ONLINE, INC., a Delaware corporation with a principal place of business in Norwalk, Connecticut (together with its subsidiaries and affiliates being collectively referred to herein as "Company") and TOM VOS, an individual residing in Black Rock, Connecticut ("Executive").
                               W I T N E S S E T H

     WHEREAS, the Executive shall cease to be an employee of the Company as of the Separation Date (as hereinafter defined);

     WHEREAS, the Executive and the Company desire to settle fully and finally any and all employment-related matters between them as of the Separation Date, including, but not limited to, any issues that may arise out of the Executive's employment with the Company and the termination thereof.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.        Termination of Employment; Benefits.


         (a) Termination of Employment. The Executive's employment with the Company shall terminate as of the close of business on March 28, 2003 (the "Separation Date").

         (b) Benefits. In consideration for the Executive's agreement to be bound by the terms of this Agreement the Executive shall be entitled to receive from the Company the payments and benefits set forth in subparagraphs (i) through (vi) of this Section 1(b).

                  (i)  The Company agrees to pay the Executive:

                        (1) Two Hundred and Fifty Thousand Dollars ($250,000) on
                            or before April 16, 2003 (the "Commencement Date");

                        (2) Fifty Thousand Dollars ($50,000) on or before
                            January 15, 2004;

                        (3) Two Hundred and Ten Thousand Dollars ($210,000) in
                            equal regular installments consistent with Company's group payroll pay dates paid over 21 months, such installment payments to commence on or before April 16, 2003;

                        (4) Forty Two Thousand Dollars ($42,000) in equal
                            regular installments consistent with Company's group payroll pay dates paid over six months, commencing at the conclusion of the payments referenced in 1(b)(i)(3) herein. At Executive's option, the payments set forth in this sub paragraph may be altered so that the total sum of $42,000 is paid over a period as long as 15 months in equal regular installments consistent with Company's group payroll pay dates.

                        (5) All payments pursuant to this Section 1(b)(i) shall
                            be made by the Company by wire transfer to the Executive's account in which his payroll is currently deposited on the dates specified above; provided, that to the extent any such payment obligation remains unpaid by the Company for ten
                            (10) Business Days, after written notice is given by the Executive to the Company not less than ten (10) days following the due date for such payment obligation, all payment obligations pursuant to this
                            Section 1(b)(i) that are then unpaid shall become immediately due and payable on the day following the fifth Business Day after such notice is received by the Company.

                        (6) Notwithstanding anything to the contrary in this
                            Section 1(b)(i), all cash payments due under this Agreement shall become immediately due and payable in the event of a Change in Control as that term is defined inss.7(e) of the June 29, 2001 Employment Agreement between the parties hereto ("Employment Agreement"), or upon Executive's death; provided, however, that all non-cash benefits shall continue to be provided according to the terms of the Agreement.

                        (7) Notwithstanding anything to the contrary in this
                            Section 1(b)(i), all cash payments due under this Agreement shall become immediately due and payable in accordance with applicable debtor/creditor law in the event of a voluntary filing for protection under the United States Bankruptcy Code or if there is a voluntary assignment of assets for the benefit of the Company's creditors ("Event"). All non-cash benefits shall continue to be provided according to the terms of this Agreement. In the case of an Event, the Executive may properly file a proof of claim for the full amount of consideration set forth in this Agreement, less payments made by the Company to Executive as of the date of the Event.

                        (8) The Executive shall have the right, on or after June
                            30, 2004, of demanding payment in full of all payments then remaining due under this Agreement. If Executive elects this option, all other benefits due Executive shall terminate at time of this election. Notification of this election shall be made in writing.
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                        (ii) the Company will continue coverage of the Executive
                            (and the Executive's spouse and dependents if same were covered on the Separation Date) in the Company's health and life insurance plans, or similar coverage on an after tax basis if Executive is unable to participate in the Company's health and life insurance plans, at no expense to the Executive (and the Executive's Spouse and eligible dependents) and at the levels generally applicable to other executive officers of the Company as may be changed by the Company from time to time, for the shorter of the following periods:

                              (1) through and including June 30, 2005 or a period co-existent with the payments to be made in section 1(b)(i)(4) hereof, if at the Executive's choice the payments extend beyond this date; OR

                              (2) through the date occurring on or after March 28, 2004 on which Executive (and his spouse and eligible dependents) is eligible for coverage under a reasonably comparable employer sponsored health insurance plan.

                       (iii) the Company will make all scheduled payment to the
                             Deferred Compensation Plan in 2003, 2004 and 2005, all as more particularly set forth inss.4(b) of the Employment Agreement and Section 4.1 of the Deferred Compensation Plan. For purposes of the Deferred Compensation Plan only, Executive shall be deemed to have been involuntarily separated from the Company and, as such, all benefits under the plan shall vest as of October 30, 2005 in the greater amount of the Net Surrender Value of the Executive's account OR the sum of $304,860.00, with such amount to be paid on or before April 16, 2006. At Executive's option, Executive may terminate the Deferred Compensation Plan at anytime and the funds contributed therein by the Company shall immediately vest in Executive. In the event that Executive elects to terminate the Deferred Compensation Plan, the Company shall be released from any obligation to further fund such Plan after the date on which Executive terminates same. The Company agrees not to terminate or change in any material way this Deferred Compensation Plan without written consent from Executive.

                       (iv) Executive shall be permitted, though not required, to participate in the Company's 401K Plan and the contributions made by the Company shall vest in accordance with such Plan during the payment period set forth in section 1(b)(i) hereof. Executive's continued participation in the 401K Plan shall be limited in time to the longer of the following periods: a.) through and including June 30, 2005, or b.) through a period co-existent with the payments to be made in section 1(b)(i)(4) of this Agreement if at the Executive's choice the payments extend beyond this date. If for any reason during the term of this Agreement the Executive is deemed to be ineligible for inclusion in the 401K plan, the Company shall make payments to the Executive consistent with the maximum amount the Company would have matched had Executive been permitted to continue his participation in the 401K plan.

                       (v) Executive's rights in and to stock options previously granted shall vest as of the Separation Date. Executive shall have the right to exercise all vested options through and including March 30, 2008. In the event that a Change in Control (as defined herein) occurs or the Company has two consecutive quarters with Positive Earning per share in either case at anytime prior to March 31, 2006, the Executive shall be entitled to an additional Eight Thousand (8,000) shares of Company Stock distributed free and clear of all restrictions.

                             Executive shall be entitled to reimbursement for outplacement services rendered to him in an amount not to exceed Twenty Five Thousand Dollars ($25,000.00), provided however, that Executive's right to reimbursement for outplacement services shall cease if he accepts employment on or after March 28, 2004.

                       (vi) Executive shall have no duty to mitigate his damages by seeking new employment or otherwise in order to receive the benefits set forth herein.

       2.       Mutual Release.
                --------------
                (a)    Release by the Executive.

                       (i) The Executive knowingly and voluntarily releases and forever discharges the Company and the Company's parents, subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Executive or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the Separation Date and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to the Executive's employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Executive.

                       (ii) Nothing herein shall be deemed to release any of
                            the Executive's rights under this Agreement.

                      (iii) The Executive represents that the Company has
                            advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive further represents that he understands and agrees that he has the right and has in fact reviewed this Agreement and, specifically, the Release, with an attorney of the Executive's choice. The Executive further represents that he understands and agrees that the Company is under no obligation to offer him this Agreement, and that the Executive is under no obligation to consent to the Release, and that he has entered into this Agreement freely and voluntarily.

                       (iv) THE EXECUTIVE SHALL HAVE 21 DAYS TO CONSIDER THIS
                            AGREEMENT AND ONCE HE HAS SIGNED THIS AGREEMENT, THE EXECUTIVE SHALL HAVE SEVEN ADDITIONAL DAYS FROM THE DATE OF EXECUTION TO REVOKE HIS CONSENT TO THE RELEASE SET FORTH ABOVE. Any such revocation shall be made by delivering written notification to the Chairman of the Board of Directors of the Company and the Chairman of the Audit Committee of the Board of Directors of the Company. In the event that the Executive revokes his Release, all the terms of the other sections and subsections of this Agreement, other than Section 1(a) hereof, shall be null and void and shall not become effective. If no such revocation occurs, the Release and this Agreement shall become effective as of the eighth day after the date the Executive signs this Agreement.



               (b)     Release by the Company.

                       (1) Except as provided below, as a material inducement to enter into this Agreement, the Company, on its behalf and that of its affiliates and their officers and directors, agents, employees, successors and assigns (solely in their capacity as officers or directors of the Company) hereby knowingly and voluntarily releases and forever discharges the Executive and his agents, employees, successors, heirs, beneficiaries or assigns (the "Executive Released Parties") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that it had, now has, or may hereafter claim to have against the Executive Released Parties arising out of or relating in any way to the Executive's employment relationship with the Company, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity; provided, however, that neither the Executive nor any of the Executive Released Parties shall be released or discharged from any such claim, charge, complaint, promise, agreement, controversy, lien, demand, cause of action, obligation, damage or liability which arises in whole or in part out of or relates in any way to the willful misconduct or gross negligence of the Executive or any of the Executive Released Parties.

                       (2) Nothing herein shall be deemed to release any of the Company's rights under this Agreement.

3.       Mutual Non-Disparagement.
         ------------------------
         The Executive agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Company, the Company's subsidiaries or affiliates, or directors, officers or employees of the businesses of the Company or any of the Company's subsidiaries or affiliates. The Company agrees that it will not make or publish any statement that is, or may reasonably be considered to be, disparaging of the Executive.

4.       Confidentiality; Intellectual Property; Disclosure.
         --------------------------------------------------
        (a) Following the Separation Date, the Executive shall keep secret and retain in strictest confidence, any and all Confidential Information (as hereinafter defined) relating to the Company. For purposes of this Agreement, "Confidential Information" shall mean any confidential or proprietary information including, without limitation, plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, printed, electronic or magnetic, that can be communicated by whatever means available at such time, that relates to the Company's business during the period the Executive served as an executive officer of the Company, products, services and/or developments, or information received from others that the Company is obligated to treat as confidential or proprietary, and the Executive shall not disclose such Confidential Information to any person other than the Company, except as may be required by law or court or administrative order (in which event the Executive shall so notify the Company as promptly as practicable). The Executive shall promptly return to the Company reproductions and summaries of Confidential Information in his possession or control and erase the same from all media in his possession or control, and, if the Company so requests, shall certify in writing that he has done so. All Confidential Information is and shall remain the property of the Company, or in the case of information that the Company receives from a third party which it is obligated to treat as confidential, the property of such third party.

        (b) All Intellectual Property (as hereinafter defined) created, developed, co-developed, obtained or conceived of by the Executive during the period the Executive served as an executive officer of the Company shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and the Executive shall (i) promptly disclose any such Intellectual Property to the Company, and (ii) promptly execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property (the "Intellectual Property Documents"). If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure the Executive's signature for any Intellectual Property Document, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any Intellectual Property Document and to do all other lawfully permitted acts to evidence or perfect the Company's ownership and rights of and to any Intellectual Property or business opportunity with the same legal force and effect as if executed by the Executive. For purposes of this Agreement, the term "Intellectual Property" means any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefore, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), inventions disclosures and improvements, all trade secrets, confidential business information (including ideas, research and development, know-how, compositions, designs, specifications, pricing and cost information and business and market plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications and processes; (iii) all works of authorship, "moral rights," copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications therefore; (iv) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the goodwill of the business symbolized by the names and the marks; (v) all data and related documents, object code, databases, passwords, encryption, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vi) any similar, corresponding or equivalent rights to any of the foregoing; (vii) all documentation related to any of the foregoing; and (viii) all goodwill associated with any of the foregoing.

5.      Non-Competition; Non-Solicitation.
         ---------------------------------

        (a) During the period commencing on April 1, 2003 and expiring on March 31, 2004 ("Noncompetition Period"), the Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, or director with, any business conducted anywhere in any State within the United States of America which is or which becomes during the Noncompetition Period directly or indirectly competitive with the Company, as the same is conducted as of the Separation Date. During the Noncompetition Period, ownership by the Executive of not more than 5% of the equity securities of any Competitive Operation shall not constitute a violation of this Section 5(a).

        (b) During the period commencing on April 1, 2003 and expiring on March 31, 2004 ("Nonsolicitation Period"), the Executive shall not, directly or indirectly, solicit, interfere with, hire or offer to hire any person who is or was an employee of the Company during the 12-month period prior to the Separation Date (excepting from this exclusion any person falling within this category who approaches Executive independently (i.e., not solicited by Executive)), or induce such person to discontinue his or her relationship with the Company or to accept employment by, or enter into a business relationship with, the Executive or any other entity or person. During the Nonsoliciation Period, the Executive shall not, directly or indirectly, (i) solicit, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company during the 12-month period prior to the Separation Date, with respect to any product or service which is directly or indirectly competitive with the Company, as the same are conducted as of the Separation Date, or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue a business relationship with the Company or (B) to enter into a business relationship with the Executive or any other entity or person which would be adverse to the interests of the Company.

        (c) In the event any restriction against engaging in a competitive activity contained in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

6.      Knowledge of Claims.
        --------------------
        The Executive represents and warrants that, to the knowledge of the Executive and other than what has been disclosed by the Company in its SEC filings, there is no reasonable basis for any third party to assert any claim against the Company or any of the Company's subsidiaries or affiliates, or any of the past or present officers or directors of any of the forgoing (including the Executive) acting in their capacities as such, under federal, state or local law, including a breach of any applicable duty under common law. Except as set forth on Schedule A hereto, the Executive further represents and warrants that, to the knowledge of the Executive, there are no claims, actions, suits, investigations or proceedings threatened against the Company or any of the Company's parents, subsidiaries or affiliates, or any of the past or present officers or directors of any of the forgoing (including the Executive) acting in their capacities as such, under any federal, state or local law, including a breach of any applicable duty under common law. The Executive further represents and warrants that there is no reasonable basis for the Company to assert any claim against the Executive for violation of any federal, state, or local law, or breach of any applicable duty under common law.

7.      Cooperation.
        ------------
        Subject to the provisions of Section 10 hereof, the Executive agrees that he will fully cooperate in any litigation in which the Company or any of the Company's parents, subsidiaries and affiliates may become involved provided that it does not unreasonably interfere with his then current employment or business activities. Subject to the preceding sentence, such cooperation shall include the Executive making himself available, upon the request of the Company, for depositions, court appearances and interviews by Company's counsel. To the maximum extent permitted by law, the Executive agrees that he will notify the Chairman of the Board of Directors of the Company and the Chairman of the Audit Committee of the Board of Directors of the Company if he is contacted by any government agency or any other person contemplating or maintaining any claim or legal action against the Company or any of the Company's parents, subsidiaries and affiliates, or by any agent or attorney of such person.

8.      Proceedings.
        ------------
        The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to his employment or the separation or termination of his employment, other than with respect to the obligations of the Company to the Executive under this Agreement, (each individually, a "Proceeding"), and agrees not to voluntarily participate or join in any Proceeding.

9.      Board of Directors
        ------------------
        Executive is currently a member of the Company's Board of Directors and will continue to serve in that capacity after the Commencement Date. The normal and regular corporate governance rules of the Company apply.

10.     Indemnification.
        ----------------
        (a) From and after the Separation Date, the Company shall indemnify, defend and hold harmless the Executive against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of the Executive occurring prior to the Separation Date, which is based upon or relates to the Executive's capacity as a director or officer of the Company, to the fullest extent the Executive is permitted to be indemnified under the Company's Articles of Incorporation and Bylaws as in effect on the date of this Agreement. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Separation Date), the Executive may retain counsel reasonable satisfactory to the Executive and the Company; provided, however, that (1) the Company shall have the right to assume the defense thereof and upon such assumption the Company shall not be liable to the Executive for any legal expenses of other counsel or any other expenses subsequently incurred by the Executive in connection with the defense thereof, except that if the Company elects not to assume such defense, or counsel for the Executive reasonably advises the Executive that there are issues which raise conflicts of interest between the Company and the Executive, the Executive may retain counsel reasonably satisfactory to the Executive and the Company, and the Company shall pay the reasonable fees and expenses of such counsel for the Executive and (2) the Company shall not be liable for any settlement effected without its prior written consent; provided, further, that nothing in this Section 10 shall prevent the Executive from retaining separate counsel with the prior written consent of the Company which consent shall not be unreasonably withheld. If the Executive wishes to claim indemnification under this Section 10, upon learning of any such claim, action, suit, proceeding or investigation, the Executive shall promptly notify the Company thereof, provided that the failure to notify shall not affect the obligation of the Company under this Section 10 except to the extent such failure to notify materially prejudices the Company. The Company's obligations under this Section 10 shall continue in full force and effect for a period of six years after the Separation Date; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation made, asserted or commenced with such six year period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

        (b) Notwithstanding anything in this Section 10 of the Agreement, Executive shall be required to participate in the defense of any claim covered by this indemnity provision in a commercially reasonable manner including, but not limited, fully and completely disclosing/providing all relevant information/documents (and information/documents that could lead to relevant information/documents) concerning such claim(s), meeting with Company officials and attorneys, cooperating in taking of depositions and trial testimony, and otherwise cooperating in the conduct of the defense, provided that it does not unreasonably interfere with his then current employment or business activities.

11.      Consultation and Repayment of Loan.
         ----------------------------------

        (a) Executive agrees to make himself available to consult with the Company as and when needed on an ongoing basis regarding issues arising out of or related to matters within the scope of his employment, as reasonably requested by the Company from the Commencement Date to June 30, 2005 ("Consulting Period"), provided, however, that nothing in this paragraph shall prohibit or restrict Executive from accepting other employment during the Consulting Period.

        (b) Executive shall have the use of private office space at the Company's Norwalk office during the Consulting Period, or until such earlier time on or after March 28, 2004 as Executive shall secure employment that requires 20 or more hours per week to perform. During the time the office space is provided to Executive as set forth herein, the Company shall permit Executive to use the laptop computer and cell phone currently in his possession, and the Company shall reimburse Executive for all expenses he reasonably incurs on behalf of the Company.

        (c) Executive is obligated under a current loan agreement to repay a loan ("Loan") to the Company in the amount of $198,231.25 as of March 31, 2003. Executive hereby reaffirms this obligation. At Executive's option, the Loan may be repaid with Executive's shares of Company Stock, with such stock to be valued in accordance with the closing market price on the Business Day immediately prior to the day such stock is tendered.

        (d) The Employment Agreement shall remain in full force and effect until the expiration of the revocation period set forth herein for the acceptance by Executive of the terms hereof.

12. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
             -----------------------------------------------------------

        (a) "Affiliate" or "Affiliates" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person (as used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

        (b) "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the State of Connecticut are authorized or obligated by law or executive order to close.

        (c) "Change in Control" shall be defined in the same manner asss.7(e) of the Employment Agreement.

        (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (e) "Person" shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

13.     Notice.
        -------
        For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

                           If to the Company:
                           EDGAR Online, Inc.
                           50 Washington Street
                           South Norwalk, Connecticut 06854
                           Attention: Susan Strausberg

        with a copy to:

                           Neal L. Moskow, Esq.
                           Ury & Moskow, LLC
                           883 Black Rock Tpke.
                           Fairfield, CT 06825

                           If to the Executive:

                           Tom Vos
                           106 Grovers Avenue
                           Black Rock, CT 06605

                           With a copy to:
                           Henry I. Morgenbesser
                           Allen & Overy
                           1221 Avenue of the Americas
                           New York, NY 10020

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.    Miscellaneous.
       --------------
       (a) Enforcement; Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to its conflicts of law principles. The Company shall have the right, without prejudice to any other rights or remedies it might have under the law which are reserved, to apply for injunctive relief to restrain any breach or threatened breach by the Executive of this Agreement or otherwise to specifically enforce any provision of this Agreement; provided, however, that such injunctive relief does not preclude the Company from seeking monetary damages for a breach by the Executive of this Agreement; and provided, further, that the Company shall not be precluded from seeking monetary damages from the Executive that exceed the amount of the Company's obligations to Executive.

       (b) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (d) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes all previous oral and/or written communications and agreements, expressed or implied, between them pertaining to Executive's employment with the Company, and the termination of that relationship, including, but not limited to, the Employment Agreement, in order to resolve, completely and finally, all issues between them. The Company's Deferred Compensation Plan is attached hereto as Exhibit A and made a part hereof and shall not be affected hereby except as referenced in section 1(b)(iii). To the extent that the Employment Agreement has been cited herein for definitions, those definitions are incorporated herein and made a part hereof by such reference.

       (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

       (f) Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. The provisions of Section 2(a) hereof are intended to be for the benefit of, and shall be enforceable by, each Releasee and his, her or its, heirs and representatives.

       (g) Withholding. All payments made by the Company to the Executive pursuant to Section 1(b) of this Agreement shall be reduced by all federal, state, city or other taxes that are required to be withheld pursuant to any law or governmental regulation.

       (h) Review by Attorney. Each signatory to this Agreement has had an opportunity to discuss the terms of this Agreement with an attorney, and each signatory hereto knowingly, voluntarily, and willingly enters into this Agreement with the full understanding of its and his rights and liabilities hereunder. The parties each acknowledge that their respective counsel have provided competent, professional and effective representation in this matter, and that this Agreement is based on an assessment of the strengths and weaknesses of the respective positions, the cost of litigation, the time value of money, and a desire to amicably resolve Executive's separation from the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    EDGAR ONLINE, INC.


                                    By:

                                         Name:
                                         Title:


                                         -------------------------------
                                    By:  TOM VOS

STATE OF CONNECTICUT                    )
                                        )  ss.          March            , 2003
COUNTY OF FAIRFIELD                     )

       Personally appeared, , of EDGAR Online, Inc., signer(s) and sealer(s) of the foregoing instrument and acknowledged the same to be his/her free act and deed and that of EDGAR Online, Inc., before me

                                         -------------------------------

                                         Notary Public

STATE OF CONNECTICUT                    )
                                        )  ss.      March            , 2003
COUNTY OF FAIRFIELD                     )

       Personally appeared, Tom Vos, signer(s) and sealer(s) of the foregoing instrument and acknowledged the same to be his free act and deed, before me

                                         -------------------------------

                                         Notary Public

                                   SCHEDULE A

       The following could be construed as threatened claims:

       None.